As filed with the Securities and Exchange Commission on July 16, 2013

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or (g) of the

Securities Exchange Act of 1934

WhiteHorse Finance, Inc.

(Exact name of registrant as specified in its charter)

Delaware	45-4247759
(State of incorporation or organization)	(IRS Employer Identification No.)

1450 Brickell Avenue, 31st Floor Miami, Florida	33131
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. UncheckBox ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. CheckBox ☐

Securities Act registration statement file number to which this Form relates:	333-187805 (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of Exchange on which class is to be registered
6.50% Senior Notes due 2020	The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Item 1.	Description of Registrant’s Securities to be Registered

The securities to be registered hereby are 6.50% Senior Notes due 2020 (the “Notes”) of WhiteHorse Finance, Inc., a Delaware corporation (the “Company”).

For a description of the securities to be registered hereunder, reference is made to the information under the headings “Specific Terms of the Notes and the Offering” and “Description of Our Notes” in the Company’s prospectus dated July 16, 2013 (the “Prospectus”) included in the Registration Statement on Form N-2 (File No. 333-187805) (as amended from time to time, the “Registration Statement”), as filed with the Securities and Exchange Commission pursuant to Rule 497 under the Securities Act of 1933, as amended. The Prospectus is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.	Exhibits

The following exhibits to this Registration Statement have been filed as exhibits to the Company’s Registration Statement and are hereby incorporated herein by reference:

4.1	Form of Indenture, between the Registrant and American Stock Transfer & Trust Company, LLC, trustee (Incorporated by reference to Exhibit (d)(3) to the Registrant’s Pre-Effective Amendment No. 4 to the Registration Statement on Form N-2/A (File No. 187805), filed on July 15, 2013).
4.2	Form of Notes (Incorporated by reference to Exhibit (d)(2) to the Registrant’s Pre-Effective Amendment No. 4 to the Registration Statement on Form N-2/A (File No. 187805), filed on July 15, 2013).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: July 16, 2013	WHITEHORSE FINANCE, INC.

	By:	/s/ Alastair G. C. Merrick
	Name:	Alastair G. C. Merrick
	Title:	Chief Financial Officer and Treasurer